Exhibit 99.1

News Release

Orthofix Reports Third Quarter 2024 Results, Reiterates Full-Year 2024 Financial Guidance, and

Introduces New Three-Year Financial Targets

Building on Positive Momentum from Compelling Combination of Profitable, Above-Market Growth with a Stronger Financial Profile

LEWISVILLE, Texas — November 7, 2024 — Orthofix Medical Inc. (NASDAQ:OFIX), a leading global medical technology company, today reported its financial results for the third quarter ended September 30, 2024, reiterated its full-year 2024 financial guidance, and introduced new three-year financial targets.

Recent Highlights

•
Third quarter 2024 net sales of $196.6 million, an increase of 7% on a reported and constant currency basis compared to third quarter 2023
•
U.S. Spine Fixation1 net sales growth of 18% compared to third quarter 2023, driven by distribution expansion and further penetration in existing accounts
•
Bone Growth Therapies (BGT) net sales growth of 9% and BGT Fracture net sales growth of 13% compared to third quarter 2023
•
U.S. Orthopedics delivered a record net sales quarter with net sales growth of 15% compared to third quarter of 2023
•
Company entered into record number of 7D FLASH™ Navigation System earnout agreements and matched record for highest number of 7D placements in any quarter to date
•
Third quarter 2024 net loss of $(27.4) million; Non-GAAP adjusted EBITDA of $19.2 million, an increase of $5.7 million, with adjusted EBITDA margin expanding approximately 250 basis points compared to third quarter 2023
•
Achieves free cash flow of $5.9 million in third quarter 2024, a significant improvement in cash usage compared to previous quarters
•
Announces new $275 million credit facility that replaces existing financing and further optimizes the Company's capital structure to support long-term profitable growth
•
Maintains full-year 2024 net sales guidance of $795 million to $800 million and full-year 2024 non-GAAP adjusted EBITDA guidance of $64 million to $69 million; continue to expect positive free cash flow for the second half of 2024
•
Introduces new 2027 financial targets to increase transparency and maximize value creation

Third quarter net sales were $196.6 million, an increase of 7% on a reported and constant currency basis. Net loss was $(27.4) million and earnings per share ("EPS") was $(0.71) on a reported basis, representing an improvement of 8% when compared to the prior year period. Non-GAAP adjusted EBITDA was $19.2 million for the third quarter, an increase of $5.7 million, representing adjusted EBITDA margin expansion of approximately 250 basis points over the prior year period.

“Our third quarter net sales results were driven by focused execution of our key growth priorities, and we also delivered strong adjusted EBITDA margin expansion and positive free cash flow, all of which we believe keeps us on a clear course to achieve our 2024 and long-term financial targets,” said Massimo Calafiore, President and Chief Executive Officer. “Highlights in the quarter included year-over-year revenue growth across each of our business segments where our performance once again was led by strength in our U.S. markets, including U.S. Spine Fixation, which grew 18%, and Bone Growth Therapies, which grew 9% overall and 13% in Fracture, further highlighting the benefit of cross-selling in our integrated spine channel. Notably, our U.S. Orthopedics business delivered a record net sales quarter and grew 15% year-over-year, benefiting from strong commercial execution. In addition to reiterating our full-year 2024 financial guidance, we are also introducing our new 2027 financial targets, which reflect our

1 Spine Fixation is comprised of the Company's Spinal Implants product category, excluding motion preservation product offerings confidence in sustainable growth trends, the strength of our differentiated and expanding product portfolio, which continues to win share, and our commercial strategy and execution. We are well-positioned to accelerate our positive momentum and deliver on our commitment to drive disciplined, profitable growth and innovation while increasing long-term shareholder value.”

Financial Results Overview

Third Quarter 2024 Net Sales and Financial Results

The following table provides net sales by major product category by reporting segment:

	Three Months Ended September 30,
(Unaudited, U.S. Dollars, in millions)	2024	2023	Change	Constant Currency Change
Bone Growth Therapies	$57.9	$53.4	8.6%	8.6%
Spinal Implants, Biologics and Enabling Technologies	108.2	101.0	7.1%	7.1%
Global Spine	166.1	154.4	7.6%	7.6%
Global Orthopedics	30.5	29.7	2.9%	2.5%
Net sales	$196.6	$184.0	6.8%	6.8%

Gross margins were 68.7% for the quarter and were 71.3% on a non-GAAP adjusted basis.

Net loss was $(27.4) million, or $(0.71) per share, compared to net loss of $(28.9) million, or $(0.77) per share in the prior year period. Non-GAAP adjusted EBITDA was $19.2 million, or 9.8% of net sales, compared to non-GAAP adjusted EBITDA of $13.5 million, or 7.3% of net sales, in the prior year period.

Liquidity

Cash, cash equivalents, and restricted cash on September 30, 2024, totaled $32.6 million compared to $28.9 million on June 30, 2024.

Orthofix Announces New Three-Year Financial Targets

The Company is providing new three-year financial targets for 2025 through 2027:

•
6% to 7% net sales CAGR from 2025 through 2027
•
Mid-teens non-GAAP adjusted EBITDA as a percent of net sales for the full-year 2027
•
Positive free cash flow generation from 2025 through 2027

Calafiore concluded, “With a compelling combination of profitable, above-market growth and a stronger financial profile, I believe our focused commercial strategy and broad, differentiated technologies, combined with a robust innovation pipeline and our pace-setting, enabling technologies position us well to achieve these targets and deliver increased value to our shareholders.”

Business Outlook

The Company is reiterating its 2024 full-year guidance as follows:

•
Net sales are expected to range between $795 million to $800 million, representing implied growth of 6.6% to 7.2% year-over year on a constant currency basis. These expectations are based on the current foreign currency exchange rates and do not take into account any additional potential exchange rate changes that may occur this year.
•
Non-GAAP adjusted EBITDA is expected to range from $64 million to $69 million.
•
The Company expects to continue to be free cash flow positive for the remainder of 2024.

These guidance ranges do not contemplate any potential impact to elective procedures as a result of IV fluid shortages or other hurricane-related effects.

An investor presentation for the Company's third quarter 2024 financial results, corporate strategy and new three-year financial targets is available in the "Investors" section of Orthofix's website at https://ir.orthofix.com/events-and-presentations.

Conference Call

Orthofix will host a conference call today at 8:30 AM Eastern time to discuss the Company's financial results for the quarter ended September 30, 2024. Interested parties may access the conference call by dialing (888) 330-2508 in the U.S., and (240) 789-2735 in all other locations, and referencing the access code 9556380. A replay of the call will be available for three weeks by dialing (800) 770-2030 in the U.S., and (647) 362-9199 in all other locations, and entering the access code 9556380. A webcast of the conference call may be accessed at ir.Orthofix.com.

About Orthofix

Orthofix is a global medical technology company headquartered in Lewisville, Texas. By providing medical technologies that heal musculoskeletal pathologies, we deliver exceptional experiences and life-changing solutions to patients around the world. Orthofix offers a comprehensive portfolio of spinal hardware, bone growth therapies, specialized orthopedic solutions, biologics and enabling technologies, including the 7D FLASH™ navigation system. To learn more, visit Orthofix.com and follow on LinkedIn.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, intentions, plans, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Forward-looking statements in this communication include the Company's expectations regarding net sales, adjusted EBITDA, and free cash flow for the year ended December 31, 2024, and its three-year financial targets for 2025 through 2027. Forward-looking statements are not guarantees of our future performance, are based on our current expectations and assumptions regarding our business, the economy and other future conditions, and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), and in Part II, Item 1A under the heading Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. Factors that could cause future results to differ from those expressed by forward-looking statements include, but are not limited to, (i) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (ii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iii) development and acceptance of new products or product enhancements, (iv) clinical and statistical verification of the benefits achieved via the use of our products, (v) our ability to adequately manage inventory, (vi) our ability to recruit and retain management and key personnel, (vii) our success in defending legal proceedings brought against us, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise, except as required by law.

The Company is unable to provide expectations of GAAP income (loss) before income taxes, the closest comparable GAAP measures to adjusted EBITDA (which is a non-GAAP measure), on a forward-looking basis because the Company is unable to predict, without unreasonable efforts, the ultimate outcome of matters (including acquisition-related expenses, accounting fair value adjustments, and other such items) that will determine the quantitative amount of the items excluded in calculating adjusted EBITDA, which items are further described in the reconciliation tables and related descriptions below. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

Company Contacts

Investor Relations
Julie Dewey, Chief Investor Relations and Communications Officer
JulieDewey@Orthofix.com
(209) 613-6945

Media Relations
Denise Landry, Vice President, Global Corporate Communications
DeniseLandry@Orthofix.com
(214) 937-2529

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2024	2023	2024	2023

Net sales	$196,606	$184,006	$583,834	$546,226
Cost of sales	61,553	64,243	186,790	196,583
Gross profit	135,053	119,763	397,044	349,643
Sales and marketing	96,576	94,947	296,843	287,987
General and administrative	33,561	27,136	99,203	110,124
Research and development	17,294	18,559	54,835	61,290
Acquisition-related amortization and remeasurement	6,521	3,570	19,305	11,037
Operating loss	(18,899)	(24,449)	(73,142)	(120,795)
Interest expense, net	(5,210)	(1,576)	(14,711)	(4,131)
Other expense, net	(2,528)	(2,360)	(6,312)	(1,704)
Loss before income taxes	(26,637)	(28,385)	(94,165)	(126,630)
Income tax expense	(751)	(472)	(2,686)	(2,591)
Net loss	$(27,388)	$(28,857)	$(96,851)	$(129,221)

Net loss per common share:
Basic	$(0.71)	$(0.77)	$(2.55)	$(3.53)
Diluted	(0.71)	(0.77)	(2.55)	(3.53)
Weighted average number of common shares (in millions):
Basic	38.5	37.2	37.9	36.6
Diluted	38.5	37.2	37.9	36.6

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except par value data)	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$30,054	$33,107
Restricted Cash	2,500	4,650
Accounts receivable, net of allowances of $7,878 and $7,130, respectively	124,845	128,098
Inventories	205,812	222,166
Prepaid expenses and other current assets	23,003	32,422
Total current assets	386,214	420,443
Property, plant, and equipment, net	146,685	159,060
Intangible assets, net	104,546	117,490
Goodwill	194,934	194,934
Other long-term assets	35,493	33,388
Total assets	$867,872	$925,315
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$47,060	$58,357
Current portion of long-term debt	6,250	1,250
Current portion of finance lease liability	743	708
Other current liabilities	107,845	104,908
Total current liabilities	161,898	165,223
Long-term debt	112,215	93,107
Long-term portion of finance lease liability	18,027	18,532
Other long-term liabilities	49,808	49,723
Total liabilities	341,948	326,585
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 100,000 shares authorized; 38,209 and 37,165 issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	3,821	3,717
Additional paid-in capital	770,000	746,450
Accumulated deficit	(246,995)	(150,144)
Accumulated other comprehensive loss	(902)	(1,293)
Total shareholders’ equity	525,924	598,730
Total liabilities and shareholders’ equity	$867,872	$925,315

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of various financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to various non-GAAP financial measures that exclude (or in the case of free cash flow, include) items specified in the tables. The GAAP measures shown in the tables below represent the most comparable GAAP measure to the applicable non-GAAP measure(s) shown in the table. For further information regarding the nature of these exclusions, why the Company believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this press release filed today with the SEC available on the SEC's website at www.sec.gov and on the “Investors” page of the Company’s website at www.orthofix.com.

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Gross profit	$135,053	$119,763	$397,044	$349,643
Share-based compensation expense	557	463	1,591	1,416
SeaSpine merger-related costs	1,161	2,161	5,579	6,647
Strategic investments	32	55	160	264
Acquisition-related fair value adjustments	3,047	7,922	9,141	29,007
Amortization/depreciation of acquired long-lived assets	313	280	840	824
Medical device regulation	—	6	—	676
Adjusted gross profit	$140,163	$130,650	$414,355	$388,477
Adjusted gross margin	71.3%	71.0%	71.0%	71.1%

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Net loss	$(27,388)	$(28,857)	$(96,851)	$(129,221)
Income tax expense (benefit)	751	472	2,686	2,591
Interest expense, net	5,210	1,576	14,711	4,131
Depreciation and amortization	15,173	13,097	44,067	39,094
Share-based compensation expense	6,531	6,274	25,290	32,540
Foreign exchange impact	(1,176)	1,909	1,263	1,057
SeaSpine merger-related costs	2,616	5,416	12,992	34,362
Strategic investments	39	484	470	1,454
Acquisition-related fair value adjustments	5,017	7,122	15,351	26,907
Interest and loss on investments	3,567	429	5,120	429
Litigation and investigation costs	8,335	3,851	10,318	5,611
Succession charges	505	(92)	8,061	170
Medical device regulation	—	1,840	—	7,519
Adjusted EBITDA	$19,180	$13,521	$43,478	$26,644
Adjusted EBITDA as a percentage of net sales	9.8%	7.3%	7.4%	4.9%

Adjusted Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Net loss	$(27,388)	$(28,857)	$(96,851)	$(129,221)
Share-based compensation expense	6,531	6,274	25,290	32,540
Foreign exchange impact	(1,176)	1,909	1,263	1,057
SeaSpine merger-related costs	2,619	5,247	13,434	35,600
Strategic investments	69	525	566	1,631
Acquisition-related fair value adjustments	5,017	7,122	15,351	26,907
Amortization/depreciation of acquired long-lived assets	5,046	5,026	14,486	14,970
Litigation and investigation costs	8,335	3,851	10,318	5,611
Succession charges	505	(94)	8,061	168
Medical device regulation	—	1,842	—	7,531
Interest and loss on investments	3,567	399	5,071	339
Long-term income tax rate adjustment	(335)	(569)	2,777	2,669
Adjusted net income (loss)	$2,790	$2,675	$(234)	$(198)

Cash Flow and Free Cash Flow

	Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023
Net cash from operating activities	$2,060	$(39,059)
Net cash from investing activities	(26,445)	(18,078)
Net cash from financing activities	19,222	40,042
Effect of exchange rate changes on cash	(40)	58
Net change in cash and cash equivalents	$(5,203)	$(17,037)

	Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023
Net cash from operating activities	$2,060	$(39,059)
Capital expenditures	(26,345)	(46,997)
Free cash flow	$(24,285)	$(86,056)

Reconciliation of Non-GAAP Financial Measures to Reported Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Sales and marketing expense, as reported	$96,576	$94,947	$296,843	$287,987
Reconciling items impacting sales and marketing:
Strategic investments	65	(1,680)	(3,347)	(5,201)
Litigation and investigation costs	377	—	377	(857)
Medical device regulation	—	(6)	—	(11)
Amortization/depreciation of acquired long-lived assets	(178)	(178)	(475)	(475)
Sales and marketing expense, as adjusted	$96,840	$93,083	$293,398	$281,443
Sales and marketing expense as a percentage of net sales, as adjusted	49.3%	50.6%	50.3%	51.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
General and administrative expense, as reported	$33,561	$27,136	$99,203	$110,124
Reconciling items impacting general and administrative:
Strategic investments	(1,420)	(1,522)	(4,254)	(21,514)
Amortization/depreciation of acquired long-lived assets	(4)	(201)	(76)	(537)
Litigation and investigation costs	(8,712)	(3,852)	(10,695)	(4,754)
Succession charges	(505)	93	(8,061)	(169)
General and administrative expense, as adjusted	$22,920	$21,654	$76,117	$83,150
General and administrative expense as a percentage of net sales, as adjusted	11.7%	11.8%	13.0%	15.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Research and development expense, as reported	$17,294	$18,559	$54,835	$61,290
Reconciling items impacting research and development:
Strategic investments	(69)	(356)	(645)	(2,730)
Medical device regulation	—	(1,837)	—	(6,854)
Research and development expense, as adjusted	$17,225	$16,366	$54,190	$51,706
Research and development expense as a percentage of net sales, as adjusted	8.8%	8.9%	9.3%	9.5%

Reconciliation of Non-GAAP Financial Measures to Reported Non-Operating (Income) Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2024	2023	2024	2023
Non-operating expense	$7,738	$3,936	$21,023	$5,835
Reconciling items impacting non-operating expense:
Foreign exchange impact	1,176	(1,909)	(1,263)	(1,057)
Strategic investments	—	—	—	(895)
Interest and loss on investments	(3,566)	(399)	(5,070)	(339)
Non-operating expense, as adjusted	$5,348	$1,628	$14,690	$3,544
Non-operating expense as a percentage of net sales, as adjusted	2.7%	0.9%	2.5%	0.6%

Source

Orthofix Medical Inc.

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